Consulting Agreement

This Agreement made this 1st day of April, 2012, by and between Financial Wellness, LLC, hereinafter referred to as "CONSULTANT", whose address is 2936 Pembroke Rd., Toledo, OH 43606 and LD Holdings, Inc., hereinafter referred to as "Client", whose address is 1070 Commerce Drive, Bldg. 2, Suite 303, Perrysburg, Ohio 43551.

Now, therefore, in consideration of mutual benefits, detriments, promises, and the cross consideration hereinafter set forth, the adequacy of which is hereby acknowledged, the parties hereto, CONSULTANT and CLIENT, collectively "THE PARTIES", hereby covenant and agree as follows:

1. Services

CONSULTANT is hereby engaged by CLIENT to provide management and business development consulting.

2. Term

CONSULTANT is engaged to obtain provide management and business development consulting services on a month to month basis until terminated by either party.

3. Compensation

Options to purchase common shares in LD Holdings, Inc. as specified in Exhibit A attached.

4. Attorney Fees

In the event either party is in default of the terms or conditions of this Consulting Agreement and legal action is initiated or suit be entered as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including reasonable attorney fees, expenses and court costs through trial, appeal and to final dispositions.

5. Time is of the Essence

Time is hereby expressly made of the essence of this Consulting Agreement with respect to the performance by THE PARTIES of their respective obligations hereunder.

6. Inurnment

This Consulting Agreement shall inure to the benefit of and be binding upon THE PARTIES hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

7. Entire Agreement

This Consulting Agreement contains the entire agreement of THE PARTIES. It is declared by THE PARTIES that there are no other oral or written agreements or understanding between them affecting this Agreement. This Agreement supersedes all previous agreements.

8. Amendments

This Agreement may be modified or amended provided such modifications or amendments are mutually agreed upon and between THE PARTIES hereto and that said modifications or amendments are made only by an instrument in writing signed by THE PARTIES.

9. Waivers

No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

10. Non-Waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require a full performance hereunder.

11. Construction of Agreement

Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

12. Applicable Law

THIS AGREEMENT IS EXECUTED PURSUANT TO AND SHALL BE INTERPRETED AND GOVERNED FOR ALL PURPOSES BY THE LAWS OF THE STATE OF OHIO FOR WHICH THE COURTS IN WOOD and/or LUCAS COUNTY, OHIO SHALL HAVE JURISDICTION WITHOUT GIVING EFFECT TO THE CHOICE OR LAWS OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STYLE. The parties agree that mediation shall be used as an initial forum for the good-faith attempt to settle and resolve any issues or disputes that may arise.

IN WITNESS WHEREOF, THE PARTIES have set forth their hands and seal in execution of this Consulting Agreement this 17th day of APRIL 2012, by and between:

Financial Wellness, LLC	LD Holdings, Inc. A Nevada Corporation
By: [signature], Manager	By: [signature] John R. Ayling, CEO
Date: 4/17/12	Date: 4/17/12

Exhibit A

Options to Acquire Common Shares of LD Holdings, Inc.

1,000,000 @ .10 Expiring 06/30/12

1,000,000 @ .25 Expiring 09/30/12*

2,000,000 @ .50 Expiring 12/30/12**

4,000,000 @ 1.00 Expiring 03/31/13***

8,000,000 @ 2.00 Expiring 06/30/13****

The options granted will vest once the preceding option is exercised, e.g., once the $.10 options are exercised, then the $.25 options will become vested and effective. If the $.10 options are not exercised, then the $.25 options may not be exercised, etc., etc.

* These options will vest and become effective once the $.10 are exercised and paid for

** These options will vest and become effective once the $.25 are exercised and paid for

*** These options will vest and become effective once the $.50 are exercised and paid for

**** These options will vest and become effective once the $1.00 are exercised and paid for

Additional Options that Vest as Milestones are Achieved

2,400,000 options to acquire LD Holdings, Inc.'s Common Shares @ $0.05 share, expiring April 1, 2015 and vest as follows:

150,000 @ $0.05 when $0.10 options are executed and paid for

150,000 @ $0.05 when $0.25 options are executed and paid for

300,000 @ $0.05 when $0.50 options are executed and paid for

600,000 @ $0.05 when $1.00 options are executed and paid for

1,200,000 @ $0.05 when $2.00 options are executed and paid for